                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     SAFETY COMPONENTS INTERNATIONAL, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                     SAFETY COMPONENTS INTERNATIONAL, INC.
                                CORPORATE CENTER
                                40 EMERY STREET
                        GREENVILLE, SOUTH CAROLINA 29605
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               DECEMBER 13, 1999
                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Safety Components International, Inc. (the "Corporation") will be held at 2:00 P.M., local time, on December 13, 1999, at The Ogletree Room, The Commerce Club, 17th Floor, One Insignia Financial Plaza, Greenville, South Carolina, for the following purposes:

     1. To elect two Class I directors of the Corporation to hold office for a term expiring at the Annual Meeting of Stockholders occurring in 2002 and until the election and qualification of each of the Class I director's successor;

     2. To approve the amendment to the Safety Components International, Inc. 1994 Stock Option Plan (the "Plan") to increase the number of shares of the Corporation's common stock issuable under the Plan to officers, key employees and consultants on the one hand and non-employee directors on the other hand from 975,000 and 75,000 shares in the aggregate, respectively, to 1,375,000 and 125,000 shares in the aggregate, respectively.

     3. To transact such other business as may properly come before the meeting.

     Only holders of record of the Corporation's common stock at the close of business on November 4, 1999 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. Such Stockholders may vote in person or by proxy.

     STOCKHOLDERS WHO FIND IT CONVENIENT ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU ARE NOT ABLE TO DO SO AND WISH THAT YOUR STOCK BE VOTED, YOU ARE REQUESTED TO FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          Marston "Dale" Anderson
                                          Secretary

November 16, 1999

                     SAFETY COMPONENTS INTERNATIONAL, INC.
                                CORPORATE CENTER
                                40 EMERY STREET
                        GREENVILLE, SOUTH CAROLINA 29605

                            ------------------------

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Safety Components International, Inc., a Delaware corporation (the "Corporation"), of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") of the Corporation to be held at 2:00 P.M., local time, on December 13, 1999, at The Ogletree Room, The Commerce Club, 17th Floor, One Insignia Financial Plaza, Greenville, South Carolina, and at any adjournment thereof. The purposes of the meeting are:

     1. To elect two Class I directors of the Corporation to hold office for a term expiring at the Annual Meeting of Stockholders occurring in 2002 and until the election and qualification of each of the Class I director's successor;

     2. To approve the amendment to the Safety Components International, Inc. 1994 Stock Option Plan (the "Plan") to increase the number of shares of the common stock of the Corporation, par value $.01 per share (the "Common Stock"), issuable under the Plan to officers, key employees and consultants on the one hand and non-employee directors on the other hand from 975,000 and 75,000 shares in the aggregate, respectively, to 1,375,000 and 125,000 shares in the aggregate, respectively.

     3. To transact such other business as may properly come before the meeting.

     If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted (i) for the election as Class I directors of the nominees of the Board of Directors named below; (ii) in favor of the proposal to approve the amendment to the Plan to increase the number of shares of Common Stock issuable under the Plan; and (iii) in the discretion of the Proxies named in the proxy card on any other proposals to properly come before the meeting or any adjournment thereof. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Corporation, or by the vote of a stockholder cast in person at the meeting. The approximate date of mailing of this Proxy Statement is November 16, 1999.

                                     VOTING

     Holders of record of Common Stock on November 4, 1999, will be entitled to vote at the Annual Meeting or any adjournment thereof. A majority of outstanding shares as of the record date will constitute a quorum for the transaction of business. As of November 4, 1999 there were 5,136,316 shares of Common Stock outstanding and entitled to vote. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the Annual Meeting.

     The favorable vote of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is necessary to elect the nominees for Class I directors of the Corporation, and the favorable vote of a majority of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is necessary to approve the amendment to the Plan. Abstentions are counted as a vote against the proposals being considered, except for the election of directors as to which they will have no effect. Broker non-votes will have no effect on the outcome of the proposals set forth above.

     The Board of Directors recommends a vote FOR each of the proposals set forth above.

ITEM 1.  ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes. The term of the current Class III director, Mr. Zummo, expires in 2001; the term of the current Class II director, Mr. Torok, expires in 2000 and the term of the current Class I directors, Messrs. Corey and DioGuardi, expires at the Annual Meeting. Directors hold office until the Annual Meeting of Stockholders of the Corporation in the year in which the term of their class expires and until their successors have been duly elected and qualified. At each Annual Meeting of Stockholders of the Corporation, the successors to the class of directors whose term expires will be elected for a three-year term.

     Messrs. Corey and DioGuardi, the nominees for Class I directors, are currently serving in that capacity and have indicated their willingness to continue to serve if elected. Unless authority to do so is withheld, the persons named in the accompanying proxy will vote the shares represented thereby for such nominees. While it is not anticipated that the nominees will be unable to serve, if any of the nominees should be unable to act as a director, the persons named in the accompanying proxy may vote for any substitute nominee proposed by the Board of Directors (unless authority to vote for the election of the director is withheld).

NOMINEES AND CONTINUING DIRECTORS

     The following is certain information, as of November 4, 1999, with respect to the nominees for Class I directors and with respect to each other director whose term of office continues after the Annual Meeting.

                                CLASS I DIRECTOR
                       (TO CONTINUE IN OFFICE UNTIL 2002)

     JOSEPH J. DIOGUARDI. Age 59, Director since 1994. Mr. DioGuardi was a member of the United States House of Representatives from 1985 through 1989, representing the 20th Congressional District in Westchester County, New York. Since leaving Congress, Mr. DioGuardi founded and now chairs a non-partisan foundation named "Truth in Government," aimed at promoting fiscal responsibility and budgetary reform. Mr. DioGuardi is an international spokesman for human rights and is Chairman of the Albanian American Civic League. Mr. DioGuardi, a Certified Public Accountant, has 22 years of public accounting experience with Arthur Andersen & Co. (currently known as Arthur Andersen, LLP), serving as Partner from 1972 to 1984. From November 1996 to July 1998 Mr. DioGuardi was a director of Neurocorp, Ltd., a publicly held corporation in the business of utilizing software, databases and medical devices for the diagnosis and treatment of brain-related disorders. Mr. DioGuardi also served as the Chief Financial Officer of Neurocorp, Ltd. from July 1997 to July 1998.

     JOHN C. COREY. Age 52, Mr. Corey has served as President, Chief Operating Officer and Director of the Corporation since March 1999. Mr. Corey served as President of Stanley Mechanics Tools, Inc., a division of The Stanley Works, a company engaged in the business of manufacturing and distributing mechanics hand tools, from September 1996 to March 1999 where he was responsible for worldwide operations. Prior to that, Mr. Corey served as an independent consultant while attending to personal business from December 1995 to August 1996 and as President of Allied Signal North American Aftermarket, a division of Allied Signal, Inc., a company engaged in the business of automotive components, from September 1994 to November 1995. From 1984 to 1994, Mr. Corey served in various positions for Moog Automotive, Inc., a company engaged in the business of manufacturing and distributing automotive steering and suspension parts, most recently as the President of the Steering and Suspension Division. Mr. Corey has over 15 years of experience in management and manufacturing in the automotive industry.

                             CLASS II DIRECTORS(1)
                       (TO CONTINUE IN OFFICE UNTIL 2000)

     ROBERT J. TOROK. Age 68, Director since 1994. Until May 1996, when Mr. Torok retired, Mr. Torok was a Vice President and Partner of Korn/Ferry International, an executive search firm based in New York City, and had served in such position since 1980. Prior to 1980, Mr. Torok was Senior Vice President of Sikorsky Aircraft, a division of United Technologies Corporation, a diversified manufacturing company based in Hartford, Connecticut, where Mr. Torok worked from 1958 to 1980. Mr. Torok has 22 years of experience in engineering, manufacturing and management.

                             CLASS III DIRECTORS(2)
                      (TO BE ELECTED TO SERVE UNTIL 2001)

     ROBERT A. ZUMMO. Age 58, Director since 1994. Mr. Zummo has served as Chairman of the Board and Chief Executive Officer of the Corporation since its inception in January 1994, and as its President since its inception in January 1994 until March 1999. Mr. Zummo is also the Chief Executive Officer of Valentec International Corporation, LLC, a wholly-owned limited liability company of the Corporation (as successor in interest to Valentec International Corporation) ("Valentec"), which was acquired by the Corporation in May 1997, and has served in such capacity since 1989. Valentec is a manufacturer of automotive and defense-related metal components. From 1985 to 1989, Mr. Zummo was President and Chief Executive Officer of General Defense Corporation, a defense contractor located in Hunt Valley, Maryland, where he previously served as Executive Vice President and Chief Operating Officer from 1983 to 1985. Mr. Zummo has more than 30 years experience in the defense and aerospace manufacturing industries.

                             MEETINGS OF THE BOARD

     During the fiscal year ended March 27, 1999, eight meetings of the Board of Directors were held.

     The Board of Directors has an Audit Committee currently consisting of Messrs. DioGuardi and Torok. The Audit Committee held six meetings during the fiscal year ended March 27, 1999. The general functions of the Audit Committee include selecting the independent auditors (or recommending such action to the Board of Directors), evaluating the performance of the independent auditors and their fees for services, reviewing the scope of the annual audit with the independent auditors and the results of the audit with management and the independent auditors, consulting with management, internal auditors, if any, and the independent auditors as to the systems of internal accounting controls, and reviewing the nonaudit services performed by the independent auditors and considering the effect, if any, on their independence.

     The Board of Directors has a Compensation Committee, which also acts as a Stock Option Committee, currently composed of Messrs. DioGuardi and Torok. The Compensation Committee held six meetings during the fiscal year ended March 27, 1999. The general functions of the Compensation Committee include approval (or recommendation to the Board of Directors) of the compensation arrangements for senior management, directors and other key employees and review of benefit plans in which officers and directors are eligible to participate. The general function of the Stock Option Committee includes a periodic review of the equity compensation plans of the Corporation and the grants under such plans.

     The Board of Directors has no standing nominating committee. During the fiscal year ended March 27, 1999, each of the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and committee(s) on which he served.

- ---------------

1Francis X. Suozzi resigned as a director of the Company, effective as of July
 12, 1999. See "Security Ownership of Certain Beneficial Owners and Management, Footnote 3" for information regarding a Consulting Agreement, by and between Mr. Suozzi and the Company.

2Mr. Jeffrey J. Kaplan resigned as an officer and director of the Company, effective as of August 31, 1999. See "Employment Agreements."

                    SECURITY OWNERSHIP BY CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     Except as otherwise indicated, the following table and notes set forth certain information regarding the beneficial ownership of the Common Stock as of November 4, 1999 by all person(s) known by the Corporation to be the beneficial owner of more than 5% of the Common Stock, by each director of the Corporation, by each of the Named Executives (as defined herein) and by all directors and executive officers of the Corporation as a group. Except as otherwise indicated, each beneficial owner has the sole power to vote, as applicable, and to dispose of all shares of Common Stock owned by such beneficial owner.

                                                           AMOUNT AND NATURE OF      PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP    COMMON STOCK(1)
- ------------------------------------                       --------------------    ---------------
Robert A. Zummo(2)(3)....................................       1,026,576(4)            19.8%
Cramer Rosenthal McGlynn, LLC. ..........................         869,800(5)            16.9%
  707 Westchester Avenue
  White Plains, New York 10604
Jeffrey J. Kaplan(2)(10).................................         166,669(6)             3.2%
Victor Guadagno(2)(10)...................................          20,000(6)               *
Stephen Duerk(2).........................................          16,665(7)               *
Philip Lelliott(2)(11)...................................               0(6)               *
Thomas W. Cresante(2)....................................          85,667(6)             1.6%
John L. Hakes(2).........................................               0                  0
Joseph J. DioGuardi(2)...................................          10,833(6)               0
Francis X. Suozzi(2)(3)(8)...............................         435,801(9)             8.0%
Robert J. Torok(2).......................................          10,833(6)               *
All current executive officers and directors as a group
  (consisting of 8 individuals)..........................       1,088,907(1)            20.8%

- ---------------
  *  Less than 1%.

 (1) Shares beneficially owned, as recorded in this table, expressed as a percentage of the shares of Common Stock outstanding, net of treasury shares. For purposes of computing the percentage of outstanding shares held by each person or group of persons named in this table, any securities which such person or group of persons has the right to acquire within 60 days from November 4, 1999 is deemed to be outstanding for purposes of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

 (2) Address for each person is c/o Safety Components International, Inc., 40 Emery Street, Greenville, South Carolina 29605.

 (3) In connection with the acquisition by the Corporation of all of the issued and outstanding capital stock of Valentec from Robert A. Zummo, Francis X. Suozzi and the Valentec International Corporation Employee Stock Ownership Plan, Messrs. Zummo and Suozzi entered into an agreement, pursuant to which it was agreed, among other things, that for a period of three years from the date thereof, Mr. Suozzi will vote all shares of Common Stock beneficially owned by him on any manner put to a vote of the shareholders of the Corporation in the same manner as recommended by a majority of the Board of Directors of the Corporation or if no such recommendation has been made, as directed by Mr. Zummo; provided, that such agreement shall terminate if Mr. Suozzi shall cease to be on the Board of Directors (other than as a result of his resignation).

 (4) Includes options which are currently exercisable (or exercisable within 60 days) to purchase 50,000 shares of Common Stock.

 (5) Represents the number of shares beneficially owned by Cramer Rosenthal McGlynn, LLC ("CRM"), an investment company registered under Section 8 of the Investment Advisers Act of 1940, according to a Schedule 13G filed by CRM with the Commission in March 1999.

 (6) Represents only options which are currently exercisable to purchase shares of Common Stock. See "Executive Compensation -- Employment Agreements."

 (7) Includes options which are currently exercisable (or exercisable within 60 days) to purchase 10,833 shares of Common Stock.

 (8) In connection with Mr. Suozzi's resignation as a director of the Company, the vesting schedule of options with respect to 24,167 of such shares was accelerated and the period of time that Mr. Suozzi could exercise his options granted under the Plan was extended for the remainder of their respective terms. Accordingly, all of Mr. Suozzi's options granted by the Company under the Plan are fully vested. In addition, the Company and Mr. Suozzi have entered into a Consulting Agreement, pursuant to which (i) Mr. Suozzi will provide certain consulting services on behalf of the Company for a term of one year and (ii) in consideration for such services Mr. Suozzi has received options to purchase 75,000 shares at an exercise price of 5 11/16 per share. Such options are non-plan options, fully vested and have a term of ten (10) years.

 (9) Includes options which are currently exercisable (or exercisable within 60 days) to purchase 296,668 shares of common stock.

(10) Mr. Kaplan resigned as an officer and director of the Company, effective as of August 31, 1999. See "Employment Agreements".

(11) Mr. Lelliot resigned as an officer of the Company, effective as of July 30, 1999.

                     EXECUTIVE OFFICERS OF THE CORPORATION

     The following table sets forth the names, ages and all positions and offices with the Corporation held by the Corporation's present executive officers.

NAME                                    AGE            POSITIONS AND OFFICES PRESENTLY HELD
- ----                                    ---            ------------------------------------
Robert A. Zummo.......................  58    Chairman of the Board, President and Chief Executive
                                              Officer
John C. Corey.........................  52    Director, President and Chief Operating Officer
Brian P. Menezes......................  47    Vice President; Chief Financial Officer
Stephen Duerk.........................  57    Vice President; President, North American Automotive
                                              Group
Victor Guadagno.......................  59    Vice President; President, Systems Group
Marston "Dale" Andersen...............  50    Corporate Controller, Secretary and Assistant Treasurer
Daniel R. Smith.......................  29    Treasurer and Assistant Secretary

- ---------------
(1) Mr. Jeffrey J. Kaplan resigned as an officer and director of the Company, effective as of August 31, 1999. See "Employment Agreements."

(2) Mr. Philip Lelliot resigned as an officer of the Company, effective as of July 30, 1999.

     Executive officers are appointed by the Board and serve at the discretion of the Board. Following is information with respect to the Corporation's executive officers who are not also directors of the Corporation:

     STEPHEN B. DUERK. Mr. Duerk has served as President of the Corporation's North American Automotive Group since April 1998 and as President of Safety Components Fabric Technologies, Inc., a wholly-owned subsidiary of the Corporation ("SCFTI"), since January 1998. From July 1997 to January 1998, Mr. Duerk served the Corporation as Co-Managing Director of SCFTI. Prior to the Corporation's acquisition (the "JPS Acquisition") of the Air Restraint and Technical Fabrics Division of JPS Automotive L.P., through SCFTI, in July 1997, Mr. Duerk served JPS Automotive, L.P., a tier one supplier to the automotive industry of carpet and knit fabrics for headliner and body cloth for automobiles, as Vice President of Air Restraint Fabrics in the Greenville, South Carolina facility from October 1988. From 1965 to October 1988, Mr. Duerk served in various positions for JP Stevens & Co., Inc., a company engaged in the business of manufacturing industrial textiles of which JPS Automotive, L.P. was a part until its restructuring in May 1998, most recently as the Vice President of the Industrial Synthetic Group.

     BRIAN P. MENEZES. Mr. Menezes has served as Vice President and Chief Financial Officer of the Corporation since September 1999. From October 1997 to September 1999, Mr. Menezes served as Vice President and General Manager of Odyssey Knowledge Solutions, Inc., a Canadian software and systems development company focused on web-based e-commerce and enterprise solutions. From January 1993 to June 1997, Mr. Menezes served as Vice President of Operations for Cooper Industries (Canada) Inc. Automotive Products ("Cooper"), the largest supplier in the Canadian automotive replacement parts market. From January 1993 to June 1995, Mr. Menezes also served as the Vice President of Finance of Cooper.

     VICTOR GUADAGNO. Mr. Guadagno has served as President of Valentec Systems, Inc. since the inception of the Corporation's Systems business in 1994 and had served as Vice President/General Manager of Valentec's Wells Division from September 1994 until September 1995. Mr. Guadagno joined Valentec in 1986 as Vice President/General Manager of the Product Development Division, and was promoted to Vice President of Corporate Marketing in 1989. Prior to joining Valentec, Mr. Guadagno was President and sole stockholder of Target Research, Inc., a business engaged in the research and development of ammunition for the United States Army. Mr. Guadagno began his career as a development engineer with the United States Army and has over 35 years of experience in the defense industry, including systems contracting.

     MARSTON "DALE" ANDERSON. Mr. Anderson has served as the Corporate Controller, Secretary and Assistant Treasurer of the Corporation since July 1999. From October 1989 until December 1998, Mr. Anderson served JPS Automotive, L.P., a tier one supplier to the automotive industry of carpet and knit fabrics for headliner and body cloth for automobiles, in various positions, most recently as Corporate Controller. From May 1988 to September 1989, Mr. Anderson served as Controller for JPS Industrial Fabrics, L.P. From September 1976 to May 1988, Mr. Anderson served in various positions for J.P. Stevens, most recently as the Division Controller of Industrial Fabrics.

     DANIEL R. SMITH. Mr. Smith has served as Treasurer of the Corporation since March 1997 and as Assistant Secretary of the Corporation since September 9, 1998. From July 1991 to March 1997, Mr. Smith was employed by Arthur Andersen, LLP, a leading public accounting firm, as a Manager.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid to the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company for the Company's fiscal year ended March 27, 1999 (each person appearing in the table is referred to as a "Named Executive").

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM COMPENSATION
                                                                             ----------------------------------------------------
                                            ANNUAL COMPENSATION                        AWARDS                     PAYOUTS
                                  ----------------------------------------   ---------------------------   ----------------------
                                                                                            SECURITIES
                                                              OTHER ANNUAL   RESTRICTED     UNDERLYING      LTIP      ALL OTHER
                                         SALARY     BONUS     COMPENSATION     STOCK       OPTIONS/SARS    PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR     ($)       ($)          ($)        AWARDS($)         (#)           ($)         ($)
- ---------------------------       ----   -------   -------    ------------   ----------   --------------   -------   ------------
Robert A. Zummo.................  1999   525,000         0         0             0           0/50000                    87,388(1)
Chairman of the Board             1998   439,185   491,000(2)      0             0        55,000/40,000       0         89,925(3)
  President and Chief             1997   297,000         0         0             0           10,000/0         0          9,600
  Executive Officer
Jeffrey J. Kaplan...............  1999   300,000         0         0             0           0/40,000         0         63,763(5)
  Executive Vice President        1998   233,018   221,000(6)      0             0        150,000/20,000      0         35,168(7)
  and Chief Financial             1997    27,500         0         0             0          125,000/0         0              0
  Financial Officer(4)
Victor Guadagno.................  1999   162,000         0         0             0              0             0         11,552(8)
  Vice President; President,      1998   162,000         0         0             0              0                        7,635(9)
  Systems, Group                  1997   162,000         0         0             0           5,000/0          0          6,000
Stephen B. Duerk................  1999   170,833         0         0             0           0/6,000          0         11,975(11)
  Vice President; President,      1998    78,981    72,575         0             0         10,500/6,000       0          2,707(12)
  North American Automotive
  Group(10)
Philip Lelliott.................  1999   120,000         0         0             0           25,000/0         0          9,414(14)
  Vice President; President
  Europe/Asia Pacific Automotive
  Group(13)
Thomas W. Cresante..............  1999    29,465         0         0             0             0/0            0        124,246(16)
  Executive Vice President        1998   205,393    70,000         0             0         85,667/0(17)       0         43,716(18)
  and Chief Operating
  Officer(15)
John L. Hakes...................  1999    38,628         0         0             0             0/0            0        185,413(20)
  President, European             1998   228,835         0         0             0             0/0            0              0
  Operations(19)                  1997   164,273    45,000(21)      0            0           10,000/0         0              0

- ---------------
 (1) Amount reflects $70,718 of life insurance premiums (which constitutes a gross-up amount to offset income tax exposure), a $9,600 automobile allowance, a $5,000 matching contribution under the company's 401(k) plan, $720 of long-term disability insurance premiums and $1,350 of group insurance premiums.

 (2) Includes $416,000 earned by Mr. Zummo under the Senior Management Plan (as defined herein) and a $75,000 transactional bonus earned by Mr. Zummo based on Mr. Zummo's performance in connection with the JPS Acquisition.

 (3) Amount reflects $78,140 of life insurance premiums (which constitutes a gross-up amount to offset income tax exposure), a $9,600 automobile allowance, a $2,020 matching contribution under the Company's 401(k) plan and $165 long-term disability insurance premiums.

 (4) Mr. Kaplan joined the Company in February 1997.

 (5) Amount reflects $47,579 of life insurance premiums (which constitutes a gross-up amount to offset income tax exposure), a $9,600 automobile allowance, a $5,000 matching contribution under the Company's 401(k) plan, $720 of long-term disability insurance premiums and $864 of group insurance premiums.

 (6) Includes $191,000 earned by Mr. Kaplan under the Senior Management Plan and a $30,000 transactional bonus earned by Mr. Kaplan based on Mr. Kaplan's performance in connection with the JPS Acquisition, the Valentec Acquisition and the related financings.

 (7) Amount reflects $18,395 of life insurance premiums (which constitutes a gross-up amount to offset income tax exposure), a $7,200 car allowance, a $2,208 matching contribution under the Company's 401(k) plan and $165 long-term disability insurance premiums.

 (8) Amount reflects a $6,231 automobile allowance, a $4,313 matching contribution under the Company's 401(k) plan and $1,008 of group insurance premiums.

 (9) Amount reflects a $6,000 car allowance and a $1,635 matching contribution under the Company's 401(k) plan.

(10) Mr. Duerk joined the Company in July 1997 upon consummation of the JPS acquisition.

(11) Amount reflects a $6,000 automobile allowance, a $5,000 matching contribution under the Company's 401(k) plan and $975 of insurance premiums.

(12) Amount a $1,500 automobile allowance and $1,207 matching contribution under the Company's 401(k) plan.

(13) Mr. Duerk joined the Company in June 1998.

(14) Amount reflects a $8,789 automobile allowance and $625 of group insurance premiums.

(15) From May 1997 until the time of Mr. Cresante's resignation as an employee of the Company in May 1998, Mr. Cresante served as Executive Vice President and Chief Operating Officer.

(16) Amount reflects payments in the aggregate amount of $83,333 under the Cresante Consulting Agreement (as defined herein, See "-- Employment Agreements") $26,800 of life insurance premiums (which constitutes a gross-up amount to offset income tax exposure), an $13,800 automobile allowance and a $313 matching contribution under the Company's 401(k) plan.

(17) Mr. Cresante received options to purchase 225,000 shares of Common Stock under his employment Agreement and SARs with respect to 20,000 shares of Common Stock under the SAR Plan during fiscal year 1998. However, options to purchase 139,333 of such shares of Common Stock and all of such SARs were subsequently forfeited by Mr. Cresante in connection with his resignation as an employee of the Company and under the terms of the Cresante Consulting Agreement. See "-- Employment Agreements."

(18) Amount reflects $28,667 of life insurance premiums (which constitutes a gross-up amount to offset income tax exposure), a $12,600 car allowance, a $2,284 matching contribution under the Company's 401(k) plan and $165 of long-term disability insurance premiums.

(19) From June 1995 until the time of Mr. Hakes' resignation as an employee of the Company in May 1998, Mr. Hakes served as President, European Operations.

(20) Amount reflects a payment of $185,413 under the Hakes Consulting Agreement (as defined herein, See "-- Employment Agreements").

(21) Represents the value of an automobile awarded to Mr. Hakes' as a bonus.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following options and Stock Appreciation Rights ("SARs") were granted to the Named Executives during the fiscal year ended March 27, 1999 under the Plan and the Company's Stock Appreciation Rights Award Plan (the "SAR Plan"), respectively.

                                               INDIVIDUAL GRANTS
                           ----------------------------------------------------------       POTENTIAL REALIZED
                                           % OF TOTAL                                        VALUE AT ASSUMED
                            NUMBER OF     OPTIONS/SARS                                        ANNUAL RATES OF
                            SECURITIES     GRANTED TO                                    STOCK PRICE APPRECIATION
                            UNDERLYING    EMPLOYEES IN   EXERCISE OR                        FOR OPTION/SAR TERM
                           OPTIONS/SARS      FISCAL      BASE PRICE      EXPIRATION     ---------------------------
NAME                        GRANTED(#)     YEAR(1)(2)     ($/SH)(3)         DATE          5%($)(6)      10%($)(6)
- ----                       ------------   ------------   -----------   --------------   ------------   ------------
Robert A. Zummo..........   0/50,000       0.0%/40.3%    N/A/$14.25    N/A/3/29/01(4)   N/A/$112,308   N/A/$235,838
Jeffrey J. Kaplan........   0/40,000       0.0%/32.3%    N/A/$14.25    N/A/3/29/01(4)   N/A/$89,846    N/A/$188,670
Victor Guadagno..........     0/0           0.0%/0.0%        N/A            N/A             N/A            N/A
Stephen B. Duerk.........     0/0           0.0%/0.0%        N/A            N/A             N/A            N/A
Philip Lelliott..........   25,000/0       61.0%/0.0%    $16.63/N/A    5/31/08(5)/N/A   $261,463/N/A   $662,598/N/A
Thomas W. Cresante.......     0/0           0.0%/0.0%        N/A            N/A             N/A            N/A
John L. Hakes............     0/0           0.0%/0.0%        N/A            N/A             N/A            N/A

- ---------------
(1) Figures have been rounded to the nearest tenth.

(2) An aggregate of 11,000 of the SARs granted to employees during fiscal year 1999 were subsequently forfeited in connection with the respective employee's resignation from the Company.

(3) Figures have been rounded to the nearest hundredth.

(4) Becomes exercisable on the termination date of the SAR.

(5) Becomes exercisable in three equal annual installments with the first installment commencing one year from the date of grant.

(6) Rounded the nearest dollar.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table summarizes for each of the Named Executives the number of stock options and SARs exercised during the fiscal year ended March 27, 1999, the aggregate dollar value realized upon exercise, the total number of unexercised options and SARs, if any, held at March 27, 1999 and the aggregate dollar value of in-the-money, unexercised options and SARs, held at March 27, 1999. The value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise or base price of the option or SAR, respectively. The value of unexercised, in-the-money options or SARs at fiscal year-end is the difference between its exercise or base price and the fair market value of the underlying stock on March 29, 1999, which was $8.50 per share.

                                   SHARES
                                ACQUIRED ON
                                EXERCISE OR
                                WITH RESPECT                   NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                  TO WHICH                    UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                 OPTIONS OR                     OPTIONS AND SARS AT             AND SARS AT
                                 SARS WERE        VALUE         FISCAL YEAR-END(#)          FISCAL YEAR-END($)
NAME                            EXERCISED(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
- ----                            ------------   -----------   -------------------------   -------------------------
Robert A. Zummo...............      0             NA           50,000/35,000(1)                *
Robert A. Zummo...............      0             N/A             0/90,000(2)                  *
Jeffrey J. Kaplan.............      0             NA          166,669/108,331(1)               *
Jeffrey J. Kaplan.............      0             N/A             0/60,000(2)                  *
Stephen B. Duerk..............      0             N/A          10,000/30,000(1)                *
Stephen B. Duerk..............      0             N/A            0/12,000 (2)                  *
Victor Guadagno...............   10,000         $74,925           20,000/0(1)                  *
Philip Lelliott...............      0             N/A           8,333/16,667(1)                *
Thomas W. Cresante............      0             N/A           85,667/0(1)(3)                 *
John L. Hakes.................      0             N/A                 0/0                      *

- ---------------
* None of the Options or SARs referenced in the chart were in-the-money on March 27, 1999.

(1) Represents options to purchase Common Stock granted by the Company to the Named Executive under the Plan.

(2) Represents SARs granted by the Company to the Named Executive under the SAR Plan.

(3) Mr. Cresante received options to purchase 225,000 shares of Common Stock at an exercise price of $10.25 per share under his employment agreement during fiscal year 1998. However, options to purchase 139,333 of such shares of Common Stock were subsequently forfeited by Mr. Cresante in connection with his resignation as an employee of the Company in May 1998 and under the terms of the Cresante Consulting Agreement. See "-- Employment Agreements."

(4) In connection with the expiration of the Hakes Consulting Agreement, Mr. Hakes forfeited options to purchase as aggregate of 35,000 shares of Common Stock, all of which were vested.

EMPLOYMENT AGREEMENTS

     Mr. Zummo serves as Chief Executive Officer of the Company pursuant to a five-year employment agreement which became effective as of April 19, 1999. The employment agreement provides for a base salary for the first year of the term of $575,000, subject to annual increases of the Compensation Committee of the Board of Directors commencing in fiscal year 2001. In addition to the base salary, the employment agreement provides for an annual incentive bonus under the Company's Senior Management Incentive Plan (the "Senior Management Plan") and a performance based bonus for fiscal year 2000 of up to a maximum of 50% of his base salary for such fiscal year based on the achievement of pre-determined target levels of the Company's earnings. Mr. Zummo did not earn a bonus for fiscal year 1999. In the event Mr. Zummo's employment is terminated by the Company within the first four years of the term without "Cause" (other than as a result of death or disability or in connection with a Change of Control), including by reason of a Constructive Termination (as each such term is defined in the employment agreement), the Company is required to pay Mr. Zummo an amount equal to his full salary and incentive bonus in effect for the year immediately preceding termination for the remainder of the full term. If such termination occurs during the last year of the term, the Company is required to pay Mr. Zummo an amount equal to his full salary and incentive bonus in effect for the year immediately preceding termination and his pro rata share of his incentive bonus for the year in which the termination occurs. If Mr. Zummo's employment is terminated for any reason (other than for Cause, death or disability) by Mr. Zummo or the Company within the twelve month period following a Change of Control, the Company is required to pay Mr. Zummo an amount equal to the greater of two times his full salary and bonus in respect of the year immediately preceding termination and (ii) an amount equal to his full salary and incentive bonus in effect for the year immediately preceding termination for the remainder of the full term. In addition, if Mr. Zummo's employment agreement is not renewed by the Company after the expiration of the initial five-year term other than for "Cause," the Company would be required to continue to pay Mr. Zummo's full salary and incentive bonus in effect for the year immediately preceding termination for a period of one year from the time of termination.

     Mr. Corey serves as President and Chief Operating Officer of the Company pursuant to a three-year employment agreement which became effective as of March 28, 1999. The employment agreement provides for a base salary for the first year of the term of $300,000, subject to annual increases in the discretion of the Compensation Committee of the Board of Directors commencing in fiscal year 2001. In addition to the base salary, the employment agreement provides for an annual incentive bonus under the Senior Management Plan commencing in fiscal year 2001 and a performance based bonus for fiscal year 2000 of up to a maximum of 40% of his base salary for such fiscal year based on the achievement of pre-determined target levels of the Company's earnings. Pursuant to the terms of the employment agreement, Mr. Corey was awarded options to purchase 100,000 shares of Common Stock under the Plan and SARs relating to 40,000 shares of Common Stock under the SAR Plan. The options granted to Mr. Corey under the Plan vest in three equal annual installments with the first installment commencing one year from the date of grant. The SARs granted to Mr. Corey under the SAR Plan have a term of three years and may only be exercised on the third anniversary of the date of grant. In the event Mr. Corey's employment is terminated by the Company during the first two years of the term without "Cause" (other than as a result of death or disability or in connection with a Change of Control), including by reason of a Constructive Termination (as each such term is defined in the employment agreement), the Company is required to pay Mr. Corey an amount equal to his full salary in effect for the year immediately preceding termination for the remainder of the full term. If such termination occurs during the last year of the term, the Company is required to pay Mr. Corey an amount equal to his full salary in effect for the year immediately preceding termination. If Mr. Corey's employment is terminated following a Change of Control (including by reason of a Constructive Termination), the Company is required to pay Mr. Corey an amount equal to two times his full salary in respect of the year immediately preceding termination. In addition, if Mr. Corey's employment agreement is not renewed by the Company after the expiration of the initial three-year term other than for "Cause," the Company would be required to continue to pay Mr. Corey's full salary in effect for the year immediately preceding termination for a period of one year from the time of termination.

     Mr. Kaplan served as Executive Vice President and Chief Financial Officer of the Company pursuant to a three-year employment agreement which became effective in February 1997 until he resigned effective August 31, 1999. The employment agreement provided that Mr. Kaplan would allocate at least 80% of his working time, attention and energies to the affairs of the Company and the remaining 20% to Valentec; however, Mr. Kaplan had been spending substantially all of his working time performing services for the Company since the closing of the Valentec Acquisition. Mr. Kaplan's base salary for the first year of the term was $220,000, subject to annual increases at the discretion of the Board of Directors. In each of September

1997 and March 1998, the Compensation Committee of the Board of Directors approved an increase of salary payable to Mr. Kaplan under his employment agreement to $242,000 and $300,000, respectively. In addition to the base salary, the employment agreement provided for an annual incentive bonus. Mr. Kaplan did not earn a bonus for fiscal year 1999. Pursuant to the terms of the employment agreement, Mr. Kaplan was awarded options under the Plan in accordance with the following schedule: (i) options to purchase 125,000 shares of Common Stock were issued on February 15, 1997; (ii) options to purchase 50,000 shares of Common Stock were issued on April 1, 1997 and (iii) options to purchase 50,000 shares of Common Stock were to be issued on April 1, 1998, but were actually issued on August 13, 1997 after approval by the Compensation Committee of the acceleration of the issuance of such options. On September 17, 1997, the vesting schedule of all options granted by the Company under the Plan was accelerated. Accordingly, all of the options granted to Mr. Kaplan by the Company under the Plan vest in three equal annual installments (rather than four equal annual installments) commencing one year from the date of grant. The Employment Agreement provided that in the event Mr. Kaplan's employment was terminated without "Cause", including by reason of a Constructive Termination (as each such term is defined in the employment agreement), the Company would have been required to pay Mr. Kaplan an amount equal to his full salary and incentive bonus in effect for the year immediately preceding termination for the remainder of the full term. If Mr. Kaplan's employment had been terminated by the Company in connection with a "change in control" (as defined in the employment agreement), the Company would have been required to pay Mr. Kaplan an amount equal to two times his full salary and incentive bonus in respect of the year immediately preceding termination. In addition, if Mr. Kaplan's employment agreement would have not been renewed by the Company after the expiration of the initial three-year term other than for "Cause," the Company would have been required to continue to pay Mr. Kaplan's full salary and incentive bonus in effect for the year immediately preceding termination for a period of one year from the time of termination. In connection with Mr. Kaplan's determination to resign from the Company, the Company and Mr. Kaplan entered into an Agreement effective as of August 31, 1999, providing as follows (i) Mr. Kaplan will receive one year's salary (i.e. $300,000) payable over a twelve month period,
(ii) the Company will continue to pay certain fringe benefit premiums for twelve months and automobile lease payments until February 2000, (iii) Mr. Kaplan's option agreements have been amended to provide for the immediate vesting of all unvested options and the period of time that Mr. Kaplan can exercise his options was extended to a period of three years, and (iv) his outstanding SARs were amended to provide for continued participation during the remainder of the respective terms thereof.

     Mr. Duerk serves as Vice President of the Company and President of the Company's North American Automotive Group, pursuant to a two year employment agreement which became effective in June 1998. The employment agreement provides for a base salary for the first year of the term of $175,000, subject to annual increases at the discretion of the Compensation Committee of the Board of Directors. The employment agreement also provides for an annual incentive bonus under the Company's Management Incentive Plan (the "Management Incentive Plan"). Mr. Duerk did not earn a bonus for fiscal year 1999 under such plan. In addition, the employment agreement provides that (i) in the event Mr. Duerk's employment is terminated without "Cause" (as such term is defined in the employment agreement), the Company is required to continue to pay Mr. Duerk's full salary (but no bonus compensation) for a period of twelve months from the time of termination, (ii) if Mr. Duerk's employment is terminated by the Company in connection with a "change of control" (as such term is defined in the employment agreement), the Company is required to pay Mr. Duerk an amount equal to two times his full salary and incentive bonus in respect of the year immediately preceding termination, and (iii) if Mr. Duerk's employment agreement is not renewed by the Company after the expiration of the term other than for Cause, the Company is required to continue to pay Mr. Duerk's full salary (but no bonus compensation) for a period of twelve months from the time of termination.

     Mr. Guadagno serves as Vice President of the Company and President of the Company's Systems Group, pursuant to a two-year employment agreement which became effective in September 1994, the term of which was extended to September 1997. Mr. Guadagno's base salary for the first year of the term was $150,000, and is subject to annual increases at the discretion of the Board of Directors. Mr. Guadagno's current base salary is $162,000. In addition to the base salary, the employment agreement provides for an annual incentive bonus. If Mr. Guadagno's employment agreement is not renewed by the Company after the expiration of the term other than for Cause, the Company would be required to continue to pay Mr. Guadagno's full salary for a period of six months from the time of termination.

     From January 23, 1998 until July 31, 1999, Mr. Lelliott served as Vice President of the Company and President of the Company's Europe/Asia Pacific Automotive Group pursuant to the terms of an offer letter dated as of January 23, 1998. The offer letter provided for an annual base salary of L90,000 British pounds (approximately $142,200 as of July 22, 1999), which was subject to annual increases at the discretion of the Board of Directors. In addition to the base salary, the offer letter also provides for an annual incentive bonus under the Management Incentive Plan. Mr. Lelliott received a signing bonus of L10,000 British pounds (approximately $15,800 as of July 22, 1999) upon commencing employment with the Company in May 1998 and a bonus of L15,000 British pounds (approximately $23,700, as of July 22, 1999) under the Management Incentive Plan for fiscal year 1999. Pursuant to the terms of the offer letter, Mr. Lelliott was awarded options to purchase 25,000 shares of Common Stock under the Plan. Such options were to have vested in three equal annual installments with the first installment commencing one year from the date of grant.

     From June 1995 until his resignation as an employee of the Company in May 1998, Mr. Hakes served as President, European Operations pursuant to an employment agreement (the "Hakes Employment Agreement"). The agreement had an initial term of one year and was terminable thereafter on twelve months' notice by either the Company or Mr. Hakes. Mr. Hakes' base salary for the first year of the term was L95,000 British pounds (approximately $150,100 as of July 22, 1999), and was subject to annual increases at the discretion of the Board of Directors. In addition to the base salary, the Hakes Employment Agreement provided for an annual incentive bonus. Mr. Hakes was not awarded a bonus for fiscal 1999. Pursuant to the Hakes Employment Agreement, if Mr. Hakes' employment was terminated by the Company in connection with "a change in control" (as defined in the Hakes Employment Agreement), the Company would have been required to pay Mr. Hakes an amount equal to his full salary effective on the date of the change in control for a period of one full year. Pursuant to the Hakes Employment Agreement, Mr. Hakes also provided services to VIL (as defined herein) in return for compensation paid by VIL. The Company entered into a consulting agreement (the "Hakes Consulting Agreement") with Mr. Hakes, pursuant to which (i) the Hakes Employment Agreement was terminated, (ii) all SARs granted to Mr. Hakes under the SAR Plan were forfeited, and (iii) Mr. Hakes agreed to (a) provide certain consulting services to the Company and (b) serve as the Managing Director of VIL for a term of one year. In consideration for such services, Mr. Hakes received a lump sum payment of approximately L146,700 British pounds (approximately $231,786 as of July 22, 1999) (less applicable withholding taxes), which is equal to his annual base salary at the time of termination of the Hakes Employment Agreement; options to purchase an aggregate of 35,000 shares of Common Stock previously granted to Mr. Hakes under the Plan were fully vested pursuant to the Hakes Consulting Agreement and were available for exercise until thirty days after the termination date of the Hakes Consulting Agreement; and the Company provided to Mr. Hakes certain life insurance benefits. Approximately L117,350 British pounds (approximately $185,413 as of July 22, 1998) of the lump sum payment under the Hakes Consulting Agreement was made by the Company. The Hakes Consulting Agreement expired in May 1999.

     From May 1997 until his resignation as an employee from the Company in May 1998, Mr. Cresante served as Executive Vice President and Chief Operating Officer of the Company pursuant to a three-year employment agreement. The employment agreement provided that Mr. Cresante would allocate at least 80% of his working time, attention and energies to the affairs of the Company and the remaining 20% to Valentec; however, Mr. Cresante had been spending substantially all of his working time performing services for the Company since the closing of the Valentec Acquisition. Mr. Cresante's base salary for the first year of the term was $235,000, subject to annual increases at the discretion of the Board of Directors. In addition to the base salary, the employment agreement provided for an annual bonus. Mr. Cresante did not receive a bonus for fiscal 1999. Pursuant to the terms of the employment agreement, Mr. Cresante was awarded options to purchase 225,000 shares of Common Stock issued on May 19, 1997 under the Plan. Pursuant to the employment agreement, in the event Mr. Cresante's employment was terminated without "Cause", including by reason of a Constructive Termination (as each such term is defined in the employment agreement), the Company would have been required to pay Mr. Cresante an amount equal to his full salary and incentive bonus in effect for the year immediately preceding termination for the remainder of the full term. If Mr. Cresante's employment was terminated by the Company in connection with a "change in control" (as defined in the employment agreement), the Company would have been required to pay Mr. Cresante an amount equal to two times his full salary and incentive bonus in respect of the year immediately preceding termination. In addition, if Mr. Cresante's employment agreement was not renewed by the Company after the expiration of the initial three-year term other than for "Cause," the Company would have been required to continue to pay Mr. Cresante's full salary and incentive bonus in effect for the year immediately preceding termination for a period of one year from the time of termination. The Company has entered into a consulting agreement (the "Cresante Consulting Agreement") with Mr. Cresante pursuant to which Mr. Cresante's employment agreement was terminated and he will instead provide consulting services to the Company for a term of two years ending in May 2000. As compensation for such services, Mr. Cresante will receive $100,000 per year, payable at least on a monthly basis and options to purchase 85,667 shares of Common Stock previously granted to Mr. Cresante under the Plan have been fully vested pursuant to the Cresante Consulting Agreement and are available for exercise until thirty days after from the termination date of the Cresante Consulting Agreement. The remaining stock options granted by the Company to Mr. Cresante under his employment agreement have been forfeited. In addition, pursuant to the Cresante Consulting Agreement, the Company will provide to Mr. Cresante certain benefits under the Company's benefit plans as well as certain life and health insurance benefits.

SENIOR MANAGEMENT PLAN

     The Compensation Committee approved, and the Board of Directors and shareholders of the Company have subsequently ratified, the Senior Management Plan, which provides for annual performance based bonuses to certain key executive officers, primarily based on pre-determined target levels of the Company's earnings. Upon the occurrence of a Change of Control (as such term is defined in the Senior Management Plan) such pre-determined target levels relating to the fiscal year in which the Change of Control occurs shall be deemed to have been achieved and payments of the awards shall be made promptly after the Change of Control. In the event that the actual performance of the Company exceeds such target levels, such awards shall be based on the actual performance of the Company. Messrs. Zummo and Kaplan did not earn a bonus for fiscal year 1999 under the Senior Management Plan. See "-- Employment Agreements".

MANAGEMENT INCENTIVE PLAN

     The Compensation Committee has approved, and the Board of Directors has subsequently ratified, the Management Incentive Plan, which provides for annual performanced based bonuses to certain management level employees (other than key executive officers), primarily based on pre-determined levels of the Company's earnings. Messrs. Duerk and Guadagno did not receive a bonus for fiscal year 1999. Mr. Lelliott earned a bonus of L15,000 (approximately $23,700 as of July 22, 1999) for fiscal year 1999 under the Management Incentive Plan.

1994 STOCK OPTION PLAN

     On January 27, 1994, the Board of Directors adopted, and the stockholders approved the Plan. On May 4, 1996, July 29, 1996, July 22, 1997 and May 28, 1998, the Board of Directors approved certain amendments to the Plan which were subsequently approved by the stockholders of the Company. In July 1999, the Plan was further amended, (i) to authorize the Compensation Committee of the Board of Directors to determine when an option granted under the Plan will terminate following the termination of such optionee's employment, directorship or consulting arrangement with the Company, as the case may be, and (ii) subject to shareholder approval, to increase the number of shares of the Corporation's Common Stock issuable under the Plan to officers, key employees, and consultants on the one hand and non-employee directors on the other hand from 975,000 and 75,000 shares in the aggregate, respectively, to 1,375,000 and 125,000 shares in the aggregate, respectively. The Plan currently provides for the issuance of options to purchase up to 1,050,000 shares of Common Stock, of which options to purchase 975,000 shares may be issued to officers, key employees and consultants of the Company and options to purchase 75,000 shares may be issued to non-employee directors of the Company. Except in certain circumstances, upon the occurrence of a Change of Control (as such term is defined in the Plan), all options granted under the Plan that are outstanding and not yet vested (including options granted to non-employee directors) will become 100% vested effective on the date on which such Change of Control occurs and will be thereafter exercisable in accordance with the terms of the Plan and any applicable award agreement between the Company and the optionee. See Item 2 "-- Approval of the Amendments to the 1994 Stock Option Plan."

SAR PLAN

     The SAR Plan was approved by the Compensation Committee of the Board of Directors on October 13, 1997, effective as of April 1, 1997, and subsequently ratified by the Board of Directors on May 28, 1998 and approved by the shareholders of the Company on September 9, 1998. Pursuant to the SAR Plan, the Compensation Committee of the Board of Directors may grant participating officers and key employees of the Company SARs, which entitle the recipients thereof to receive payments in cash equal to the appreciation in the fair market value of a specified number of shares of Common Stock from the date of grant until the date of exercise (the "Excess Value"). Upon the occurrence of a Change of Control (as such term is defined in the SAR Plan), unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, all SARs granted under the SAR Plan shall become fully exercisable as of the date of such change of control and each outstanding SAR award shall be deemed to have been exercised on such date and entitled to an immediate cash payment in an amount equal to the Excess Value on such deemed date of exercise; provided, however, that if, following such date, the Common Stock shall continue to be quoted on NASDAQ (or a successor quotation system) or publicly traded on an exchange, the participant shall have the option whether or not his or her employment continues after such date, to exercise his or her respective SARs in whole, but not in part (i) upon the date of such change in control or (ii) at any time until the earlier of (x) the expiration date thereof or (y) the date upon which the Common Stock shall cease to be quoted or publicly traded and in the case of such delisting, the SAR shall be deemed to have been exercised on the date of such delisting.

DIRECTORS' COMPENSATION

     Directors who are employees of the Company receive no compensation, as such, for service as members of the Board. Directors who are not employees of the Company receive an annual retainer of $20,000 and an attendance fee of $1,250 for each Board meeting or committee meeting attended in person by that director and $300 for each telephonic Board meeting or committee meeting in which such director participated; provided that fees for in-person meetings of the Board and committees shall not exceed $1,250 per day. All Directors are reimbursed for expenses incurred in connection with attendance at meetings.

     Each non-employee director currently receives an automatic option grant under the Plan, vesting in equal installments over a three-year period, at the beginning of each calendar year in which he serves as a director of the Company. On January 14, 1998, the Board of Directors approved an amendment to the Plan which increased the size of the annual formula grant to non-employee directors under the Plan from an option to purchase 2,500 shares of Common Stock to an option to purchase 4,000 shares of Common Stock. The exercise price of the shares of Common Stock subject to options granted to each non-employee director is the fair market value of the shares of Common Stock on the date of grant. Options granted to non-employee directors, with limited exceptions, may only be exercised within ten years of the date of grant and while the recipient of the option is a director of the Company. See "-- 1994 Stock Option Plan" above for a discussion of the status of such options upon the occurrence of Change of Control (as such term is defined in the Plan).

                              CERTAIN TRANSACTIONS

     The Company served as a sales representative in procuring a defense contract for Valentec International Limited ("VIL"), a corporation formed under the laws of the United Kingdom, 88.8% of which is owned by Robert A. Zummo, the Chief Executive Officer and Chairman of the Board of the Company, and arranging sub-contractors for such defense contract. During fiscal year 1999, the Company incurred additional costs of approximately $3.4 million on behalf of VIL in connection with such defense contract. At March 27, 1999 the Company had billed VIL and recorded a receivable from affiliates in the amount of $4.6 million, of which $1.2 million was outstanding at March 28, 1998. Such balance at March 28, 1998 included approximately $700,000 of costs incurred by the Company on behalf of VIL and $500,000 in respect of fees for certain management services the Company provided on behalf of VIL. The Company collected approximately $3.4 million of the $4.6 million outstanding balance in May 1999. The Company established a reserve against the remaining $1.2 million receivable from VIL, in the amount of $0.6 million.

     In connection with the termination of the Company's employment agreement with the Mr. Hakes (the "Hakes Employment Agreement") and his resignation as an employee of the Company, the Company and VIL entered into a consulting agreement with Mr. Hakes effective as of May 18, 1998, pursuant to which (i) the Hakes Employment Agreement was terminated, (ii) all SARs granted to Mr. Hakes under the SAR Plan were forfeited, and (iii) Mr. Hakes (a) provided certain consulting services to the Company for a term of one year and (b) served as the Managing Director of VIL for a term of one year. In consideration for such services, Mr. Hakes received a lump sum payment of L146,700 British pounds (approximately $231,786 as of July 22, 1999) (less applicable withholding taxes), which was equal to his annual base salary at the time of termination of the Hakes Employment Agreement; options to purchase an aggregate of 35,000 shares of Common Stock previously granted to Mr. Hakes under the Plan were fully vested pursuant to the Hakes Consulting Agreement and were available for exercise until thirty days after the termination date of the Hakes Consulting Agreement; and the Company provided to Mr. Hakes certain life insurance benefits. Approximately L117,350 British pounds (approximately $185,413 as of July 22, 1999) of the lump sum payment under the Hakes Consulting Agreement was made by the Company and the remainder was made by VIL. The Hakes Consulting Agreement expired in May 1999.

     See "Executive Compensation -- Employment Agreements" for a discussion of an Agreement, effective as of August 31, 1999, with respect to certain compensation to be paid, and certain other benefits to be provided, to Mr. Kaplan in connection with his resignation as an officer and director of the Company.

     See "Security Ownership of Certain Beneficial Owners and Management, footnote 8" for a discussion of a Consulting Agreement, between the Company and Mr. Suozzi, a former director of the Company.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

PHILOSOPHY AND POLICY

     The Compensation Committee's policy is to design executive compensation packages that reward the achievement of both short-term and long-term objectives of the Corporation. Under this approach, the attainment of yearly growth in earnings per share is compensated through yearly bonuses and long-term performance of the Corporation is rewarded through the grant of stock options under the Plan and/or stock appreciation rights ("SARs") under the SAR Plan. The bonuses, stock options and SARs are in addition to executives' yearly base salaries, which are determined in a manner to be competitive with companies which are similarly situated to the Corporation.

     The Compensation Committee has determined that yearly bonuses will be awarded to the officers under the Senior Management Plan and the Corporation's Management Incentive Plan, as applicable, primarily based on pre-determined target levels of the Corporation's earnings per share in the case of the Senior Management Plan and earnings before income taxes, depreciation and amortization ("EBITDA") at the divisional level in the case of the Management Incentive Plan. The Compensation Committee believes that earnings per share and EBITDA are an appropriate measure of performance because it promotes the achievement of corporate-wide goals. In determining yearly bonuses, if any, outside of the Senior Management Plan and the Corporation's Management Incentive Plan, the Compensation Committee also considers outstanding achievement in areas other than the Corporation's earnings per share or EBITDA. For example, the Corporation has considered the contributions made by its executive officers in diversifying the Corpora-tion's customer base, attaining major new customers, identifying appropriate acquisition candidates and the consummation of significant financing transactions of the Corporation.

     The Compensation Committee believes that, since the long-term performance of the Corporation is reflected in the value of the Corporation's Common Stock, the grant of stock options and/or SARs is an appropriate method of compensating executives for the long-term performance of the Corporation. The Compensation Committee also believes that the grant of stock options and/or SARs aligns the interest of the executives with those of the Corporation's stockholders. The Compensation Committee determines the recipients of stock option and SAR grants and the size of the grants consistent with these principles, and based on the employee's performance and position with the Corporation. The Corporation generally utilizes vesting periods to encourage executives to continue in the employ of the Corporation.

     To date, the Compensation Committee approved the grant of (i) options to purchase a total of 1,600,499 shares of Common Stock under the Plan to a number of employees and executives officers since the Corporation's initial public offering, of which options to purchase a total of 442,424 shares of Common Stock have been forfeited prior to vesting and (ii) SARs with respect to a total of 332,000 shares of Common Stock under the SAR Plan to a number of employees and executive officers since April 1, 1997, the effective date of the SAR Plan. These grants were intended to reward employees for their efforts in contributing to the dramatic growth of the Corporation's business and to incentivize the Corporation's employees to continue to contribute to such growth. The Compensation Committee believed it was appropriate to grant Options and SARs at these levels in order to attract executive officers of the caliber of these individuals.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Zummo serves as Chief Executive Officer of the Corporation pursuant to a five-year employment agreement which became effective as of April 19, 1999. See "Executive Compensation -- Employment Agreements." In approving such employment agreement, the Compensation Committee considered, among other things, Mr. Zummo's experience, background, strong performance record and the compensation packages paid to similarly situated Chief Executive Officers. The employment agreement provides for a base salary for the first year of the term of $575,000, subject to annual increase of the Compensation Committee of the Board of Directors commencing in fiscal year 2001. In addition to the base salary, the employment agreement provides for an annual incentive bonus under the Company's Senior Management Plan and a performance based bonus for fiscal year 2000 of up to a maximum of 50% of his base salary for such fiscal year based on the achievement of pre-determined target levels of the Company's earnings. Mr. Zummo did not earn a bonus for fiscal year 1999. Mr. Zummo was also awarded SARs with respect to 50,000 shares of Common Stock during fiscal year 1999. From time to time, the Compensation Committee consults with an independent consulting firm on issues of executive compensation, including the compensation package of Mr. Zummo.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held corporations for compensation over $1,000,000 paid to the Corporation's Chief Executive Officer and certain other highly compensated executive officers. Qualifying performance-based compensation will not constitute "applicable employee remuneration" (as defined for purposes of Section 162(m) of the Code) subject to the deduction limit if certain requirements are met. Option grants under the Plan and awards granted to employees under the Senior Management Plan and SAR Plan during a fiscal year beginning on or after March 29, 1998 are intended to comply with these requirements. The Compensation Committee does not believe that the applicable remuneration to be paid to the Chief Executive Officer or such other highly compensated executives will exceed the deduction limit set by Section 162(m).

COMPENSATION COMMITTEE

          Joseph J. DioGuardi
        Robert J. Torok

PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Common Stock for the period from May 6, 1994 (the date the Corporation's stock became publicly traded) through March 27, 1999 with the cumulative total return of the Nasdaq Composite Index (U.S.) and an index of peer companies constructed by the Corporation. Included in the peer group are Arvin Industries, Inc., Breed Technologies Incorporated, OEA Inc., Special Devices, Inc., and Tower Automotive, Inc. The graph assumes that the value of the investment in the Common Stock was $100 on May 6, 1994 and that all dividends were reinvested.

                                                    SAFETY COMPONENTS
                                                      INTERNATIONAL                PEER GROUP            NASDAQ COMPOSITE (U.S.)
                                                    -----------------              ----------            -----------------------
May 94                                                      100                         100                         100
Mar 95                                                   163.44                       71.02                      111.51
Mar 96                                                   120.43                       80.38                      150.29
Mar 97                                                    86.02                      104.92                       170.5
Mar 98                                                   122.58                      113.59                      248.84
Mar 99                                                    73.12                       73.96                       330.1

ITEM 2.  APPROVAL OF THE AMENDMENT TO THE 1994 STOCK OPTION PLAN

     On January 27, 1994, the Board of Directors of the Corporation adopted, and the stockholders approved, the Plan. On May 4, 1996, July 29, 1996 and July 22, 1997, the Board of Directors approved certain amendments to the Plan which were subsequently approved by the stockholders of the Corporation. In July 1999, the Plan was further amended to authorize the Compensation Committee of the Board of Directors to determine when an option granted under the Plan will terminate following the termination of such optionee's employment, directorship or consulting arrangement with the Company, as the case may be. The Plan currently provides for the issuance of options (each an "Option") to purchase up to 1,050,000 shares of Common Stock. Of this total, 975,000 shares are issuable pursuant to either Incentive Stock Options ("ISOs") qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or Non-Qualified Stock Options ("NQSOs") granted to officers, key employees and, in the case of NQSOs, consultants (collectively, approximately 84 persons) of the Corporation and 75,000 shares are issuable pursuant to NQSOs granted to non-employee directors of the Corporation (currently 2 persons). The Plan is designed to provide an incentive to officers, key employees, consultants and non-employee directors of the Corporation by making available to them an opportunity to acquire a proprietary interest or to increase their proprietary interest in the Corporation. As of November 4, 1999, Options to purchase 1,158,075 shares of Common Stock were granted under the Plan to officers, key employees and consultants (of which Options to purchase 183,075 shares of Common Stock have been issued to officers, key employees and consultants subject to approval by the shareholders of the Corporation) and Options to purchase 105,000 shares of Common Stock were issued to the non-employee directors (of which Options to purchase 30,000 shares have been issued to the non-employee directors of the Corporation subject to approval by the shareholders of the Corporation of the reallocation described below).

     The Board of Directors of the Corporation believes that an increase in the number of shares of Common Stock issuable under the Plan would assist the Corporation in attracting and retaining qualified individuals to serve as officers, key employees, consultants and directors of the Corporation. Accordingly, the Board of Directors has approved certain amendments to the Plan. In July, 1999, the Board of Directors approved an amendment to the Plan which would increase the number of shares of the Corporation's Common Stock issuable under the Plan to officers, key employees and consultants on the one hand and non-employee directors on the other hand from 975,000 and 75,000 shares in the aggregate respectively, to 1,375,000 and 125,000 shares in the aggregate, respectively. The Board of Directors recommended that such amendment to the Plan be presented to the Corporation's stockholders for approval. If such amendment to the Plan is not approved, an aggregate of 30,000 Options granted to the Corporation's non-employee directors in fiscal year 1999, which are subject to stockholder approval, would not be issued and no additional Options would be granted to non-employee directors of the Corporation under the Plan.

     The following is a summary of the material provisions of the Plan. Such summary should, however, be read in conjunction with, and is qualified in its entirety by reference to, the complete text of the Plan, as proposed to be amended, as set forth in Exhibit A to this Proxy Statement.

     Administration of the Plan. The Stock Option Committee of the Board of Directors administers the Plan. The Stock Option Committee has the full power and authority, subject to the provisions of the Plan, to designate participants, grant Options and determine the terms of all Options, except that non-employee directors are, in addition to discretionary grants, automatically granted Options on an annual basis pursuant to the formula described below. In addition, the Plan currently provides that no participant may be granted NQSOs to purchase more than 200,000 shares of Common Stock in any one fiscal year. The Stock Option Committee is required to make adjustments with respect to Options granted under the Plan in order to prevent dilution or expansion of the rights of any holder. The Plan requires that the Stock Option Committee be composed of at least two directors each of whom is an "outside director" as that term is defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan also requires that the Stock Option Committee members be "Non-Employee Directors" within the meaning of Rule 16b-3 promulgated under the Exchange Act. Each member of the Stock Option Committee is a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" as that term is defined for purposes of Section 162(m) of the Code.

     Amendment. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board of Directors of the Corporation, but no amendment without the approval of the stockholders of the Corporation shall be made if shareholder approval would be required under Section 162(m) of the Code, Section 422 of the Code, Rule 16b-3 under the Exchange Act or any other law or rule of any governmental authority, stock exchange or other self-regulatory organization to which the Corporation is subject. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of such Option, alter or impair any rights or obligations under any Option theretofore granted.

     Options Issued Under Stock Option Plan. The terms of specific Options are determined by the Stock Option Committee. The per share exercise price of the Common Stock subject to an Option shall not be less than 100% of the fair market value of the shares of Common Stock on the date of grant. However, in the case of an ISO granted to a holder of shares representing at least 10% of the total combined voting power of the Corporation, or of any subsidiary or parent thereof (a "10% Shareholder"), the per share exercise price shall not be less than 110% of the fair market value of the Common Stock on the date of the grant. The term of each NQSO will be specified by the Stock Option Committee, which will generally not exceed 10 years from the date of grant. However, the term of ISOs must not exceed 10 years after the date of the grant (five years, if granted to a 10% Shareholder). In addition, the fair market value of shares of Common Stock subject to ISOs (determined as of the date such ISOs are granted) exercisable for the first time by any individual during any calendar year may in no event exceed $100,000.

     Upon the exercise of an Option, the Option holder shall pay the Corporation the exercise price plus the amount of the required federal and state withholding taxes, if any. At the Stock Option Committee's discretion, the Plan allows the participant to pay the exercise price (i) in cash, shares of Common Stock, outstanding Options or other consideration or any combination thereof or (ii) pursuant to a broker-assisted cashless exercise program, provided in each case that such methods avoid "short-swing" trading profits to the participant under
Section 16(b) of the Exchange Act. The Plan also allows participants to elect to have shares withheld upon exercise for the payment of withholding taxes.

     Unless otherwise determined by the Compensation Committee, the unexercised portion of any Option granted to an officer or key employee under the Plan will be terminated (a) thirty (30) days after the date on which the optionee's employment is terminated for any reason other than (i) Cause (as defined in the Plan), (ii) retirement or mental or physical disability, or (iii) death; (b) immediately upon the termination of the optionee's employment for Cause; (c) three months after the date on which the optionee's employment is terminated by reason of retirement or mental or physical disability; or (d)(i) 12 months after the date on which the optionee's employment is terminated by reason of the death of the optionee, or (ii) three months after the date on which the optionee shall die if such death shall occur during the three-month period following the termination of the optionee's employment by reason of retirement or mental or physical disability. Generally, any Option granted under the Plan which is forfeited, expires or terminates prior to vesting or exercise will again be available for award under the Plan.

     Directors' Options. The current Plan provides that each non-employee director who is serving on the Board on December 31 of a year during the term of the Plan beginning in calendar year 1998 will automatically receive a NQSO to purchase shares of Common Stock on January 1 of the following year. On January 14, 1998, the Board of Directors approved an amendment to the Plan which increased the size of such annual formula grant under the Plan from an Option to purchase 2,500 shares of Common Stock for each non-employee director to an Option to purchase 4,000 shares of Common Stock. On January 14, 1998, the Board also approved an amendment to the Plan, which was not subject to stockholder approval, authorizing discretionary Option Grants to non-employee directors under the Plan. In addition, in July, 1999 the Board approved an amendment to the Plan, subject to stockholder approval, which would increase the number of shares of Common Stock issuable under the Plan to officers, key employees and consultants on the one hand and non-employee directors on the other hand from 975,000 and 75,000 shares in the aggregate, respectively, to 1,375,000 and 125,000 shares in the aggregate, respectively. The exercise price of the shares of Common Stock subject to Options granted to each non-employee director shall be 100% of the fair market value of the shares of Common Stock on the date of grant. Options granted to non-employee directors, with limited exceptions, may only be exercised within ten years of the date of grant and while the recipient of the Option is a director of the Corporation. Unless otherwise determined by the Compensation Committee, Options granted to non-employee directors terminate (i) upon termination of the director's service as a director of the Corporation for any reason other than mental or physical disability or death, (ii) three months after the date the director ceases to serve as a director of the Corporation due to physical or mental disability or
(iii) (A) 12 months after the date the director ceases to serve as a director due to the death of the director or (B) three months after the death of the director if such death shall occur during the three month period following the date the director ceased to serve as a director of the Corporation due to physical or mental disability. Except as discussed herein, Options granted to non-employee directors are on the same terms and conditions as all other Options granted pursuant to the Plan.

     As of November 4, 1999 the following individuals and groups had been granted Options under the Plan in the amounts indicated: Robert A. Zummo (Chairman of the Board, President and Chief Executive Officer): 135,000 shares; Jeffrey J. Kaplan (former Executive Vice President and Chief Financial Officer):
325,000 shares; Victor Guadagno (Vice President and President, Systems Group):
30,000 shares; Thomas W. Cresante (former Executive Vice President and Chief Operating Officer): 225,000 shares (of which options to purchase 139,333 shares were forfeited in connection with Mr. Cresante's resignation as an employee of the Corporation and under the terms of the Cresante Consulting Agreement); Joseph J. DioGuardi (Director): 35,000 shares; Francis X. Suozzi (Director):
35,000 shares; Robert J. Torok (Director): 35,000 shares; all current executive officers as a group: 375,000 shares; all current non-executive officer directors as a group: 70,000 shares; and all employees, including all current officers, who are not executive officers, as a group: 1,158,075 shares. As of November 4, 1999, the market value of the Common Stock underlying outstanding Options was approximately $3,276,101.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     Each of the non-employee directors and the executive officers of the Corporation has a direct interest in the approval of the amendments to the Plan to increase the number of shares of Common Stock issuable under the Plan to officers, key employees and consultants on the one hand and non-employee directors on the other hand from 975,000 and 75,000 shares in the aggregate to 1,375,000 and 125,000 shares in the aggregate, respectively, as this increases the number of shares of Common Stock available for issuance to non-employee directors and executive officers under the Plan, and by reason of a portion of their Options under the Plan being subject to the approval of such amendment by the Corporation's stockholders. Options to purchase 183,075 shares of Common Stock have been issued to officers, key employees and consultants subject to approval by the shareholders of the Corporation, and an aggregate of 30,000 Options have been issued to the Corporation's non-employee directors subject to approval by the shareholders of the Corporation.

NEW PLAN BENEFITS

     The following table sets forth the amount of Options which will be granted to the two non-employee directors, as a group, under the Plan in each year:

                                  OPTION PLAN

NAME AND POSITION                                             DOLLAR VALUE    NUMBER OF UNITS
- -----------------                                             ------------    ---------------
Non-Employee Director Group.................................       *           8,000 Shares

- ---------------
* Options would be granted at 100% of the fair market value of the shares of Common Stock on the date of grant.

FEDERAL INCOME TAX CONSEQUENCES

     Set forth below is a description of the federal income tax consequences under the Code, of the grant and exercise of the benefits awarded under the Plan.

     There will be no federal income tax consequences to employees, consultants, directors or the Corporation on the grant of a NQSO. On the exercise of a NQSO, the employee, consultant or director generally will have taxable ordinary income, subject, in the case of an employee, to withholding, in an amount equal to the excess of the fair market value of the shares of Common Stock received on the exercise date over the option price of the shares. The Corporation will be entitled to a tax deduction in an amount equal to such excess, provided the Corporation complies with applicable reporting and/or withholding rules. Any ordinary income realized by an employee, consultant or director upon exercise of a NQSO will increase his tax basis in the Common Stock thereby acquired. Upon the sale of Common Stock acquired by exercise of a NQSO, employees, consultants and directors will realize capital gain or loss, which capital gain may be subject to a reduced rate of tax if such shares of Common Stock were held for more than one year.

     An employee, consultant or director who surrenders shares of Common Stock in payment of the exercise price of a NQSO will not recognize gain or loss on his surrender of such shares, but will recognize ordinary income on the exercise of the NQSO as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal to their fair market value on the date of exercise, and the capital gains holding period will begin on the date of exercise.

     With respect to ISOs, no income is recognized by a participant, and no deduction is available to the Corporation upon either the grant or exercise of an ISO. However, the difference between the exercise price of an ISO and the market price of the Common Stock acquired on the exercise date will be included in alternative minimum taxable income of a participant for the purposes of the "alternative minimum tax." Generally, if an optionee holds the shares acquired upon exercise of ISOs until the later of (i) two years from the grant of the ISOs or (ii) one year from the date of acquisition of the shares upon exercise of an ISO, any gain recognized by the participant on a sale of such shares will be treated as capital gain. The gain recognized upon the sale is the difference between the option price and the sale price of the Common Stock. The net federal income tax effect on the holder of ISOs is to defer, other than for alternative minimum tax purposes, until the shares are sold, taxation of any increase in the value of the Common Stock from the time of grant to the time of exercise. If the optionee sells the shares prior to the expiration of the holding period set forth above ("disqualifying disposition"), the optionee will realize ordinary compensation income in the amount equal to the difference between the exercise price and the fair market value on the date of exercise. The compensation income will be added to the optionee's basis for purposes of determining the gain on the sale of the shares. Such gain will be capital gain if the shares are held as capital assets. If the application of the above-described rule would result in a loss to the optionee, the compensation income required to be recognized thereby would be limited to the excess, if any, of the amount realized on the sale over the basis of the shares sold. If an optionee disposes of shares obtained upon exercise of an ISO prior to the expiration of the holding period described above, the Corporation will be entitled to a deduction in the amount of the compensation income that the optionee recognizes as a result of the disposition, subject to the Corporation satisfying its reporting obligations.

     If an optionee is permitted to, and does, make the required payment of the option price by delivering shares of Common Stock, the optionee generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his basis in the new shares received. However, the use by an optionee of shares previously acquired pursuant to the exercise of an ISO to exercise an Option will be treated as a taxable disposition if the transferred shares have not been held by the optionee for the requisite holding period described above.

     If the Corporation delivers cash, in lieu of fractional shares, or shares of Common Stock to an employee pursuant to a cashless exercise program, the employee will recognize ordinary income equal to the cash paid and the fair market value of any shares issued as of the date of exercise. An amount equal to any such ordinary income will be deductible by the Corporation, provided it complies with applicable withholding requirements.

     Section 162(m) of the Code, which generally disallows a tax deduction for compensation over $1,000,000 paid to the Chief Executive Officer and certain other highly compensated employees of publicly held corporations, provides that "performance-based" compensation will not be subject to the $1,000,000 deduction limitation. Since an employer is not, except in the case of a disqualifying disposition, entitled to a deduction upon the grant or exercise of an ISO in any event, this provision generally does not affect the Corporation's tax treatment with regard to ISOs. Options (other than ISOs) granted by "outside directors" under a plan approved by stockholders with an exercise price equal to the fair market value of the underlying stock as of the date of grant are considered performance-based compensation, if certain requirements are met. The Plan meets such requirements and, accordingly, income realized by employees with respect to the Plan is not subject to the deduction limitation of Section 162(m).

     The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not required to be qualified under Section 401(a) of the Code.

     The Board of Directors recommends a vote FOR approval of the amendments to the Plan.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Corporation's executive officers and directors are required under the Exchange Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Corporation. To the Corporation's knowledge, based solely on the Corporation's review of the copies of such reports it has received, the Corporation believes that during the fiscal year ended March 27, 1999, each of Joseph J. DioGuardi, Robert J. Torok and Francis X. Suozzi (who resigned as a director of the Corporation, effective July 12, 1999) failed to file one report on Form 5 with respect to Options granted in Fiscal 1999 to each such non-employee director under the Plan.

                                 OTHER BUSINESS

     The Board of Directors of the Corporation currently knows of no other matters to be presented at the Annual Meeting. However, if any other matters properly come before the meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the next annual meeting of the Corporation's Stockholders must be received by the Corporation for inclusion in the Corporation's 2000 Proxy Statement and form of proxy on or prior to March 31, 2000 in accordance with Rule 14a-8(d) promulgated under the Exchange Act.

                    ANNUAL REPORTS AND FINANCIAL STATEMENTS

     The Annual Report to Stockholders of the Corporation for the year ended March 27, 1999 (the "Annual Report") is being furnished simultaneously herewith. Such Annual Report is not to be considered a part of this Proxy Statement. Upon the written request of any stockholder, management will provide, free of charge, a copy of the Corporation's annual report on Form 10-K for the fiscal year ended March 27, 1999 (without exhibits), including the financial statements and schedules thereto. Requests should be directed to Secretary, Safety Components International, Inc., 40 Emery Street, Greenville, South Carolina 29605.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Effective January 9, 1998, the Audit Committee of the Board of Directors approved the appointment of Arthur Andersen, LLP as the Corporation's independent certified public accountants. The Corporation's financial statements for the fiscal year ended March 27, 1999 have been examined by the firm of Arthur Andersen, LLP, independent certified public accountants. Representatives of Arthur Andersen, LLP are expected to be present at the Annual Meeting of Stockholders to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

     On January 9, 1998, the Corporation dismissed Price Waterhouse LLP as its independent accountants. The decision to change independent accountants was approved by the Audit Committee of the Board of Directors of the Corporation.

     The reports of Price Waterhouse LLP on the financial statements of the Corporation for the two fiscal years ended March 31, 1997 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with its audits for the two fiscal years ended March 31, 1997 and through January 9, 1998, there have been no disagreements between the Corporation and Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse LLP would have caused it to make reference thereto in their report on the financial statements for such years.

     There were no "reportable events" as described in Item 304(a)(1)(v) of Regulation S-K with respect to the Corporation within the two fiscal years ending March 31, 1997 and the subsequent interim period prior to January 9, 1998.

     The Company engaged Arthur Andersen, LLP as its new independent accountants as of January 12, 1998. During the two fiscal years ended March 31, 1997 and through January 12, 1998, the Corporation did not consult with Arthur Andersen, LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Corporation's financial statements, and neither a written report was provided to the Corporation or oral advice was provided that Arthur Andersen, LLP concluded was an important factor considered by the Corporation in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

     Management has discovered certain matters relating to the Company's financial statements for fiscal years 1999 and 1998 which will require further investigation and restatement of the financial statements for those periods, as well as the financial statements for the thirteen weeks ended June 26, 1999. The principal components of the adjustments consist of the reversal of a duplicate booking of a sale and the related receivable in the Company's defense operations and the reversal of certain items incorrectly recorded in income in connection with a loan transaction. Although management believes, after an internal review, that it has found and reported all the adjustments necessary to fairly report the financial condition and results of operations for the fiscal periods affected, there can be no assurance that further adjustments will not be required until the investigation is completed. Upon completion of this investigation, the Company expects to file amended annual reports on Form 10-K covering fiscal 1998 and 1999 and the applicable quarterly reports on Form 10-Q covering fiscal 1998, 1999 and the first quarter of fiscal 2000. Accordingly, the Company's previously issued fiscal 1998 and 1999 annual financial statements and the independent auditor's reports thereon, as well as the interim financial statements for fiscal 1998, 1999 and the first quarter of fiscal 2000, should not be relied upon.

                              COST OF SOLICITATION

     The cost of soliciting proxies in the accompanying form has been or will be borne by the Corporation. Directors, officers and employees of the Corporation may solicit proxies personally or by telephone or other means of communications. Although there is no formal agreement to do so, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Corporation may reimburse them for any attendant expenses.

     It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                                          By Order of the Board of Directors,

                                          MARSTON "DALE" ANDERSON
                                                           Secretary

Dated: November 16, 1999
Greenville, South Carolina

                                                                       EXHIBIT A

                     SAFETY COMPONENTS INTERNATIONAL, INC.
                       1994 STOCK OPTION PLAN, AS AMENDED

SECTION 1. PURPOSE

     The purposes of this Safety Components International, Inc. 1994 Stock Option Plan (the "Plan") are to encourage selected employees, consultants and directors of Safety Components International, Inc. (together with any successor thereto, the "Company") and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its Affiliates to attract and retain qualified individuals upon whom, in large measure, the sustained progress, growth, and profitability of the Company depend.

SECTION 2. DEFINITIONS

     As used in the Plan, the following terms shall have the meanings set forth below:

          (a) "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by, controls or is under common control with the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

          (b) "Board" shall mean the Board of Directors of the Company.

          (c) "Change of Control" of the Company shall mean and include each of the following: (i) the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 of the Rules and Regulations) by any person or entity or any group of persons or entities who constitute a group (within the meaning of Section 13(d)(3) of the Rules and Regulations) (other than Robert A. Zummo, a member of his immediate family, a trust or similar estate planning vehicle established by Mr. Zummo, or an entity in which Mr. Zummo owns, directly or indirectly, a majority of the equity securities or voting rights), of any securities of the Company such that, as a result of such acquisition, such person, entity or group either (A) beneficially owns (within the meaning of Rule l3d-3 of the Rules and Regulations), directly or indirectly, more than 30% of the Company's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board;
     (ii) a change in the composition of the Board such that a majority of the members of the Board are not Continuing Directors; (iii) the closing date of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (iv) the stockholders of the Company approve a plan of complete liquidation of the Company; or (v) the closing date of the sale or disposition by the Company (if consummated in more than one transaction, the initial closing date) of all or substantially all of the Company's assets, following shareholder approval of such sale or disposition. Notwithstanding the foregoing, the preceding events shall not be deemed to be a Change of Control if, prior to any transaction or transactions causing such change, a majority of the Continuing Directors shall have voted not to treat such transaction or transactions as resulting in a Change of Control.

          (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (e) "Committee" shall mean a committee of the Board designated by the Board to administer the Plan and composed of not less than two directors, each of whom is both a "Non-Employee Director" within the meaning of Rule 16b-3 and an "outside director" as that term is defined for purposes of
     Section 162(m) of the Code.

          (f) "Consultant" shall mean any Person who contracts to provide services to the Company as an independent contractor.

          (g) "Continuing Director" shall mean, as of any date of determination, any member of the Board who (i) was a member of the Board on May 28, 1998 (the effective date of the amendment to the Plan which added the Change of Control provisions) or (ii) was nominated for election or elected to such board with the affirmative vote of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election.

          (h) "Fair Market Value" shall mean, with respect to Shares or other securities (i) the closing price per Share of the Shares on the principal exchange on which the Shares are then trading, if any, on such date, or, if the Shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if the Shares are not traded on an exchange but are quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Shares are then listed as a National Market Issue under the NASDAQ National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Shares on such date as reported by NASDAQ or such successor quotation system; or (iii) if the Shares are not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Shares on such date as determined in good faith by the Committee; or (iv) if the Shares are not publicly traded, the fair market value established by the Committee acting in good faith.

          (i) "Incentive Stock Option" shall mean an option granted under
     Section 6 of the Plan that meets the requirements of Section 422 of the Code or any successor provision thereto.

          (j) "Independent Director" shall mean each member of the Board who is not an employee of the Company or any Affiliate.

          (k) "Key Employee" shall mean any officer, director or other key employee (as determined by the Board) who is a regular full-time employee of the Company or its present and future Affiliates.

          (l) "Non-Qualified Stock Option" shall mean an option granted under
     Section 6 of the Plan that is not an Incentive Stock Option or an Option granted under Section 7.

          (m) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

          (n) "Option Agreement" shall mean a written agreement, contract, or other instrument or document evidencing an Option granted under the Plan.

          (o) "Participant" shall mean a Key Employee, Consultant or Independent Director who has been granted an Option under the Plan.

          (p) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

          (q) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation thereto.

          (r) "Rules and Regulations" shall mean the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.

          (s) "Shares" shall mean the common stock of the Company, $.01 par value, and such other securities or property as may become the subject of Options pursuant to an adjustment made under Section 4(b) of the Plan.

          (t) "Ten Percent Stockholder" shall mean a Person, who together with his or her spouse, children and trusts and custodial accounts for their benefit, immediately at the time of the grant of an Option and assuming its immediate exercise, would beneficially own, within the meaning of Section 424(d) of the Code, Shares possessing more than ten percent (10%) of the total combined voting power of all of the outstanding capital stock of the Company.

SECTION 3. ADMINISTRATION

     (a) Generally. The Plan shall be administered by the Committee. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Option shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Option, any stockholder of the Company or any Affiliate, and any employee of the Company or of any Affiliate.

     (b) Powers. Subject to the terms of the Plan and applicable law and except as provided in Section 7 hereof, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Options to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by Options; (iv) determine the terms and conditions of any Option; (v) determine whether, to what extent, and under what circumstances Options may be settled or exercised in cash, Shares, other Options, or other property, or canceled, forfeited, or suspended, and the method or methods by which Options may be settled, exercised, canceled, forfeited, or suspended; (vi) interpret and administer the Plan and any instruments or agreements relating to, or Options granted under, the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

     (c) Reliance, Indemnification. The Committee may employ attorneys, consultants, accountants or other persons and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, or Options granted thereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 4. SHARES AVAILABLE FOR OPTIONS

     (a) Shares Available.  Subject to adjustment as provided in Section 4(b):

          (i) Limitation on Number of Shares. Options issuable under the Plan are limited such that the maximum aggregate number of Shares which may be issued pursuant to, or by reason of, Options is 1,500,000, of which 1,375,000 may be issued pursuant to, or by reason of, Options granted to Key Employees and Consultants and 125,000 may be issued pursuant to, or by reason of, Options granted to Independent Directors. Further, no Participant shall be granted Non-Qualified Stock Options to purchase more than 200,000 Shares in any one fiscal year. To the extent that an Option granted to a (A) Key Employee or Consultant or (B) an Independent Director ceases to remain outstanding by reason of termination of rights granted thereunder, forfeiture or otherwise, the Shares subject to such Option shall again become available for award under the Plan to (x) Key Employees and Consultants and (y) Independent Directors, respectively; provided, however, that in the case of the cancellation or termination of a Non-Qualified Stock Option in the same fiscal year that such Non-Qualified Stock Option was granted, both the canceled Non-Qualified Stock Option and the newly granted Non-Qualified Stock Option shall be counted in determining whether the recipient has received the maximum number of such Options under the Plan for such fiscal year.

          (ii) Accounting for Awards. For purposes of this Section 4, the number of Shares covered by an Option to a (A) Key Employee or Consultant or (B) Independent Director shall be counted on the date of grant of such Option against the aggregate number of Shares available for granting Options under the Plan to (x) Key Employees and Consultants or (y) Independent Directors, respectively.

          (iii) Sources of Shares Deliverable Under Options. Any Shares delivered pursuant to an Option may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

     (b) Adjustments.  In the event that the Committee shall determine that any
(i) subdivision or consolidation of Shares, (ii) dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), (iii) recapitalization or other capital adjustment of the Company or (iv) merger, consolidation or other reorganization of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event, affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made under the Plan, adjust any or all of (x) the number and type of Shares which thereafter may be made the subject of Options, (y) the number and type of Shares subject to outstanding Options, and (z) the grant, purchase, or exercise price with respect to any Option or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option; provided, however, in each case, that (i) with respect to Incentive Stock Options no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422 of the Code or any successor provision thereto; (ii) each such adjustment shall be made in such manner as not to constitute a cancellation and reissuance of a Non-Qualified Stock Option for purposes of Section 162(m) of the Code, or the regulations promulgated thereunder, to the extent that such reissuance would result in the grant of such Options in excess of the maximum permitted to be granted to any Participant in any fiscal year; and (iii) the number of Shares subject to any Option denominated in Shares shall always be a whole number.

SECTION 5. ELIGIBILITY

     In addition to Section 7, Options may be granted only to Key Employees, Independent Directors and Consultants; provided, that Incentive Stock Options may be granted only to Key Employees of the Company, any parent corporation or any subsidiary, as these terms are defined in Section 424 of the Code. In determining the Persons to whom Options shall be granted and the number of Shares to be covered by each Option, the Committee shall take into account the nature of the Person's duties, such Person's present and potential contributions to the success of the Company and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan. A Key Employee or Consultant who has been granted an Option or Options under the Plan may be granted an additional Option or Options, subject to such limitations as may be imposed by the Code on the grant of Incentive Stock Options.

SECTION 6. OPTION

     The Committee is hereby authorized to grant Options to Participants upon the following terms and the conditions (except to the extent otherwise provided in Section 7) and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

          (a) Exercise Price. The purchase price per Share purchasable under Options shall not be less than 100% of the Fair Market Value of a Share on the date of grant; provided that the purchase price per Share purchasable under Incentive Stock Options granted to Ten Percent Stockholders shall be not less than 110% of the Fair Market Value of a Share on the date of grant.

          (b) Option Term. The term of each Non-Qualified Stock Option shall be fixed by the Committee but generally shall not exceed 10 years from the date of grant. The term of each Incentive Stock Option shall in no event be more than 10 years from the date of grant, or in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 5 years from the date of grant.

          (c) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms in which, payment of the option price with respect thereto may be made or deemed to have been made (including, without limitation, (i) cash, Shares, outstanding Options or other consideration, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant option price and (ii) a broker-assisted cashless exercise program established by the Committee), provided in each case that such methods avoid "short-swing" profits to the Participant under Section 16(b) of the Securities Exchange Act of 1934, as amended. The payment of the exercise price of an Option may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.

          (d) Early Termination. Unless otherwise determined by the Committee, the unexercised portion of any Option granted to a Key Employee under the Plan will generally be terminated (i) thirty (30) days after the date on which the Key Employee's employment is terminated for any reason other than
     (A) Cause (as defined below), (B) retirement or mental or physical disability, or (C) death; (ii) immediately upon the termination of the Key Employee's employment or directorship, as the case may be, for Cause; (iii) three months after the date on which the Key Employee's employment or directorship, as the case may be, is terminated by reason of retirement or mental or physical disability; or (iv)(A) 12 months after the date on which the Key Employee's employment or directorship, as the case may be, is terminated by reason of the death of the Key Employee, or (B) three months after the date on which the Key Employee shall die if such death shall occur during the three-month period following the termination of the Key Employee's employment or directorship, as the case may be, by reason of retirement or mental or physical disability. The term "Cause," as used herein, shall mean (w) the Key Employee's willful misconduct or fraud in the performance of his duties under such Key Employee's employment arrangement or directorship, as the case may be, with the Company, (x) the continued failure or refusal of the Key Employee (following written notice thereof) to carry out any reasonable request of the Board for the provision of services under such Key Employee's employment arrangement with the Company, (y) the material breach by the Key Employee of his employment or directorship arrangement, as the case may be with the Company or (z) the entering of a plea of guilty or nolo contendere to or the conviction of the Key Employee for a felony or any other criminal act involving moral turpitude, dishonesty, theft or unethical business conduct. For purposes of this paragraph (d), no act shall be considered willful unless done or omitted to be done not in good faith and without reasonable belief that such action or omission was in the best interest of the Company.

          (e) Incentive Stock Options. All terms of any Incentive Stock Options granted under the Plan shall comply in all respects with the provisions of
     Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

          (f) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or such minimal cash consideration as may be required by applicable law.

          (g) Limits on Transfer of Options. Subject to Code Section 422, no Option and no right under any such Option, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Option upon the death of the Participant. Each Option, and each right under any such Option, shall be exercisable during the Participant's lifetime, only by the Participant or, if permissible under applicable law with respect to any Option that is not an Incentive Stock Option, by the Participant's guardian or legal representative. No Option and no right under any such Option, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

          (h) Term of Options. Except as set forth in Section 6(b) and Section 7, the term of each Option shall be for such period as may be determined by the Committee.

          (i) Share Certificates. All certificates for Shares or other securities of the Company delivered under the Plan pursuant to any Option or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other restrictions of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the

     Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (j) Change of Control. Notwithstanding anything contained to the contrary herein, upon the occurrence of a Change of Control, all Options granted under the Plan that are outstanding and not yet vested (including Options granted to Independent Directors under Section 7 hereof), will become immediately 100% vested effective on the date on which the Change of Control occurs and shall be thereafter exercisable in accordance with the terms of the Plan (including, without limitation, as provided in Sections 6(d)) and any applicable award agreement; provided, however, that the foregoing shall not apply to the extent that such acceleration of vesting shall make a "pooling of interests" accounting unavailable in the case of a Change of Control transaction which is intended to be effected as a "pooling of interests" transaction.

SECTION 7. OPTIONS AWARDED TO INDEPENDENT DIRECTORS

     Each Independent Director who is a member of the Board on December 31 of a year during the term of the Plan beginning in calendar year 1998 shall automatically be granted a Non-Qualified Stock Option to purchase 4,000 Shares on January 1 of the following year. All Options granted pursuant to this Section 7 shall (a) be at an exercise price per Share equal to 100% of the Fair Market Value of a Share on the date of the grant; (b) have a term of 10 years; (c) unless otherwise determined by the Committee, terminate (i) upon termination of an Independent Director's service as a director of the Company for any reason other than mental or physical disability or death, (ii) three months after the date the Independent Director ceases to serve as a director of the Company due to physical or mental disability or (iii)(A) 12 months after the date the Independent Director ceases to serve as a director due to the death of the Independent Director or (B) three months after the death of the Independent Director if such death shall occur during the three month period following the date the Independent Director ceased to serve as a director of the Company due to physical or mental disability; and (d) be otherwise on the same terms and conditions as all other Options granted pursuant to the Plan.

SECTION 8. AMENDMENT AND TERMINATION

     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Option Agreement or in the Plan:

          (a) Amendments to the Plan. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board, but no amendment without the approval of the stockholders of the Company shall be made if stockholder approval would be required under Section 162(m) of the Code, Section 422 of the Code, Rule 16b-3 or any other law or rule of any governmental authority, stock exchange or other self-regulatory organization to which the Company is subject. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of such Option, alter or impair any rights or obligations under any Option theretofore granted.

          (b) Adjustments of Options Upon Certain Acquisitions. In the event the Company or any Affiliate shall assume outstanding employee awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Options as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Options granted under the Plan as so adjusted.

          (c) Adjustments of Options Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Options in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

          (d) Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 9. ELECTION TO HAVE SHARES WITHHELD

     (a) In combination with or in substitution for cash withholding or any other legal method of satisfying federal and state withholding tax liability, a Participant may elect to have Shares withheld by the Company in order to satisfy federal and state withholding tax liability (a "share withholding election"), provided, (i) the Committee shall not have revoked its advance approval of the holder's share withholding election; and (ii) the share withholding election is made on or prior to the date on which the amount of withholding tax liability is determined (the "Tax Date"). If a Participant elects within thirty (30) days of the date of exercise to be subject to withholding tax on the exercise date pursuant to the provisions of Section 83(b) of the Code, then the share withholding election may be made during such thirty (30) day period. Notwithstanding the foregoing, a holder whose transactions in Common Stock are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, may make a share withholding election only if the following additional conditions are met: (i) the share withholding election is made no sooner than six (6) months after the date of grant of the Option, except, however, such six (6) month condition shall not apply if the Participant's death or disability (as shall be determined by the Committee) occurs within such six (6) month period; and (ii) the share withholding election is made (x) at least six (6) months prior to the Tax Date, or (y) during the period beginning on the third business day following the date of release of the Company's quarterly or annual financial results and ending on the twelfth business day following such date.

     (b) A share withholding election shall be deemed made when written notice of such election, signed by the Participant, has been hand delivered or transmitted by registered or certified mail to the Secretary of the Company at its then principal office. Delivery of said notice shall constitute an irrevocable election to have Shares withheld.

     (c) If a Participant has made a share withholding election pursuant to this
Section 9; and (i) within thirty (30) days of the date of exercise of the Option, the Participant elects pursuant to the provisions of Section 83(b) of the Code to be subject to withholding tax on the date of exercise of the Option, then such Participant will be unconditionally obligated to immediately tender back to the Company the number of Shares having an aggregate fair market value (as determined in good faith by the Committee), equal to the amount of tax required to be withheld plus cash for any fractional amount, together with written notice to the Company informing the Company of the Participant's election pursuant to Section 83(b) of the Code; or (ii) if the Participant has not made an election pursuant to the provisions of Section 83(b) of the Code, then on the Tax Date, such Participant will be unconditionally obligated to tender back to the Company the number of Shares having an aggregate fair market value (as determined in good faith by the Committee), equal to the amount of tax required to be withheld plus cash for any fractional amount.

SECTION 10. VESTING LIMITATION ON INCENTIVE STOCK OPTIONS

     The Fair Market Value of Shares subject to Incentive Stock Options (determined as of the date such Incentive Stock Options are granted) exercisable for the first time by any individual during any calendar year shall in no event exceed $100,000.

SECTION 11. GENERAL PROVISIONS

     (a) No Rights to Awards. No Key Employee or Consultant shall have any claim to be granted any Option under the Plan, and there is no obligation for uniformity of treatment of Key Employees or Consultants or holders or beneficiaries of Options under the Plan. The terms and conditions of Options need not be the same with respect to each recipient.

     (b) No Limit on Other Plans. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases.

     (c) No Right to Employment. The grant of an Option shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Option Agreement.

     (d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

     (e) Severability. If any provision of the Plan or any Option is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, such provision shall be deemed void, stricken and the remainder of the Plan and any such Option shall remain in full force and effect.

     (f) No Trust or Fund Created. Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Option, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     (g) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Option, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     (h) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.

SECTION 12. EFFECTIVE DATE OF THE PLAN

     The Plan is effective as of May 13, 1994.

SECTION 13. TERM OF THE PLAN

     The Plan shall continue until the earlier of (i) the date on which all Options issuable hereunder have been issued, (ii) the termination of the Plan by the Board or (iii) May 12, 2004. However, unless otherwise expressly provided in the Plan or in an applicable Option Agreement, any Option theretofore granted may extend beyond such date and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Option or to waive any conditions or rights under any such Option, and the authority of the Board to amend the Plan, shall extend beyond such date.

                                     PROXY

                     SAFETY COMPONENTS INTERNATIONAL, INC.
                       ANNUAL MEETING, DECEMBER 13, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert A. Zummo and John C. Corey as Proxies, each with full power to appoint his substitute, and hereby authorizes them to appear and vote as designated below, all shares of Common Stock Safety Components International, Inc. held of record by the undersigned on November 4, 1999, at the Annual Meeting of Stockholders to be held on December 13, 1999, and any adjournments thereof.

  THE UNDERSIGNED HEREBY DIRECTS THIS PROXY TO BE VOTED:

1) ELECTION OF DIRECTORS:

  ----  FOR the election as Class I directors of all    or     ----  WITHHOLD AUTHORITY
        nominees listed below (except as marked to                   to vote for all nominees listed below
        the contrary below)

                              Joseph J. DioGuardi
                                 John C. Corey

(INSTRUCTIONS: To withhold authority to vote for any of the any of the above listed nominees, please strike a line through that individual's name)

2) PROPOSAL TO APPROVE THE AMENDMENT TO
   THE COMPANY'S 1994 STOCK OPTION PLAN.         FOR             AGAINST             ABSTAIN
                                                      ----                ----                ----
3) In their discretion, the named
   proxies may vote on such other
   business as may properly come before
   the Annual Meeting, or any
   adjournments or postponements
   thereof.                                      FOR             AGAINST             ABSTAIN
                                                      ----                ----                ----

  THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING PROXY STATEMENT DATED NOVEMBER 16, 1999.

                     (Please Sign and Date the Other Side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE STOCKHOLDER'S SPECIFICATIONS ABOVE. THE PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

                                                              ---------------------------------------------------
                                                              Date:

                                                              ---------------------------------------------------
                                                              Signature of stockholder

                                                              ---------------------------------------------------
                                                              Signature if held jointly

                                                              NOTE: PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY
                                                              PROMPTLY USING THE ENCLOSED ENVELOPE. WHEN SHARES
                                                              ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. IF
                                                              SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                                              TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF A
                                                              CORPORATION OR PARTNERSHIP, PLEASE SIGN IN
                                                              CORPORATE OR PARTNERSHIP NAME BY AN AUTHORIZED
                                                              PERSON.